Exhibit 99.1

NYSE Euronext Successfully Increased by EUR250 Million

its June 2015 EUR750 Million Bond Issue

Amsterdam, Paris, New York, 22 April, 2009 — NYSE Euronext (NYX) today successfully closed a EUR250 million increase of its 5.375% EUR750 million June 2015 outstanding bond issue in the Euro market. The increase was priced at a margin of 300 bps per annum over Euro mid-swaps. Proceeds from the increase will be used by NYSE Euronext for general corporate purposes, including the refinancing of existing debt. The new bonds will become fungible with the existing issue and will be listed on Euronext Amsterdam and the Luxembourg Stock Exchange regulated market.

Pursuant to Regulation S of the United States Securities Act of 1933 (the “Securities Act”), the bonds have not been and will not be registered in the United States under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons.

“With our £250 million note maturing in June 2009 and the credit markets relatively stable, we felt it was a good time to tap the markets and term-out a portion of our commercial paper outstanding at a fixed rate, by increasing our EUR750 million notes due in June of 2015,” said Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext. “We have been pleased with the market support for the offering and view it as an affirmation of our strong financial position.”

About NYSE Euronext

NYSE Euronext (NYX) is the world’s most diverse exchange group, offering a broad and growing array of financial products and services in Europe and the United States that include cash equities, futures, options, exchange-traded products, bonds, market data, and commercial technology solutions. With over 8,000 listed issues globally, NYSE Euronext’s equities markets — the New York Stock Exchange, Euronext, NYSE Arca, and NYSE Amex — represent nearly 40% of the world’s cash equities trading volume, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world’s second largest derivatives business by value of trading. NYSE Euronext offers comprehensive global commercial technology, connectivity, and market data products and services through its innovative trading solutions unit, NYSE Technologies. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit: www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2008 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

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